UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2005

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On February 3, 2005, Cohu, Inc. (the "Company") issued a press release regarding its financial results for the quarter and full year ended December 31, 2004. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2005 the Board of Directors of the Company approved a change in the Company’s fiscal year from December 31 to a 52-53 week fiscal year ending on the last Saturday of December. The Company is implementing this change in order to facilitate more effective year-end and quarterly financial closing procedures. The Company’s current fiscal year will end on December 31, 2005. As a result of the change, the Company’s fiscal quarters will usually be 13 weeks and fiscal years will usually be 52 weeks. On occasion, the Company’s fiscal year will consist of 53 weeks. This is not deemed to be a change in fiscal year for the purposes of reporting subject to Rule 13a-10 or 15d-10 under the Securities Exchange Act of 1934 because the new fiscal year commences with the end of the old fiscal year and no transition report is required to be filed as a result of this change.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
99.1

Description
Fourth Quarter and Full Year 2004 Earnings Release, dated February 3, 2005, of Cohu, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

February 3, 2005	By:	John H. Allen

Name: John H. Allen
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Fourth Quarter and Full Year 2004 Earnings Release, dated February 3, 2005, of Cohu, Inc.